LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made and executed this 8th day of July, 2011, by MANASOTA GROUP, INC., a Florida corporation, formerly known as Horizon Bancorporation, Inc. (the “Borrower”), in favor of 1ST MANATEE BANK (the “Lender”), upon the following recitals of fact:

RECITALS:

A.          On or about September 28, 2010, Borrower executed and delivered to Lender a Renewal Promissory Note evidencing an outstanding principal indebtedness in the amount of $1,013,500.00 (the “Prior Note”).

B.          Concurrently herewith, Lender has made a future advance loan to Borrower in the amount of $518,822.65. The future advance loan has been consolidated with the outstanding principal balance of the Prior Note pursuant to a Consolidation Note in the amount of $1,525,000.00, executed by Borrower and delivered to Lender concurrently herewith (the “Consolidation Note”). The loan evidenced by the Consolidation Note is hereinafter referred to as the “Loan”.

C.          The Loan has been made upon the condition, among others, that Borrower agree to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower agrees as follows:

1.          Recitals. The Recitals set forth above are true and correct and shall form a part of this Agreement.

2.          Security for Note. The Consolidation Note is secured by a Real Estate Mortgage and Security Agreement (the “Mortgage”) which encumbers the real property described in Exhibit A attached hereto (the “Property”). The Mortgage is recorded in Official Records Book 2353, commencing at Page 7473, of the Public Records of Manatee County, Florida. The Consolidation Note, the Mortgage, this Agreement, and all other documents executed in connection with the Prior Note or the Loan are hereinafter collectively referred to as the “Loan Documents”.

3.          Covenants of Borrower. Borrower hereby covenants and agrees that:

(a)          Borrower will not sell, transfer or liquidate any assets owned by Borrower without the prior written consent of Lender, except in the ordinary course of business.

(b)          Borrower shall provide Lender with copies of paid ad valorem property tax receipts for the Property by March 31 of each calendar year during the term of the Loan.

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(c)          Borrower shall take all action necessary to remain active, current, and in good standing under the laws of the State of Florida.

(d)          Borrower shall not enter into any joint venture agreements or partnership agreements with any other firm, person, company, or corporation without the prior written consent of Lender.

(e)          Borrower shall provide Lender with a current compiled financial statement no later than sixty (60) days after the end of each fiscal year. Each financial statement of Borrower shall be prepared by a certified public accountant in accordance with generally accepted accounting principles, and shall be certified to Lender by an officer of Borrower.

(f)          Borrower shall continuously maintain liability insurance on the Property throughout the term of the Loan, in an amount to be determined by Lender from time to time, and shall provide proof of such insurance upon the request of Lender. Borrower may comply with this requirement by providing proof of insurance obtained by the tenant of the Property.

(g)          Borrower shall provide Lender with signed copies of its annual federal and, if applicable, state tax returns and all schedules no later than thirty (30) days after the return has been filed.

(h)          Borrower shall not directly or indirectly guaranty, endorse, become a surety or accommodation party for, or otherwise become responsible for or remain liable for or contingently liable in connection with any indebtedness or other obligations of any other person or entity.

(i)          Borrower shall not consolidate with or merge into any other entity, or acquire all or substantially all of the properties or assets of any other entity without the prior written consent of Lender.

(j)          There will be no change in control of Borrower without the prior written consent of Lender. Borrower shall be permitted to purchase the stock of Borrower’s shareholders who own 500 or less shares without the consent of Lender.

4.          Warranties of Borrower. Borrower warrants to Lender that:

(a)          The consummation of the transactions contemplated by the Loan Documents and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security agreement, deed of trust, lease, bank loan or credit agreement, bylaws, partnership agreement or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

(b)          There are no actions, suits, or proceedings pending or threatened against Borrower or the Property, at law or in equity, or before or by any governmental authority.

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(c)          The Property is not in violation of any applicable federal, state, or municipal law, regulation, or ordinance.

(d)          Borrower has filed all required tax returns, and has paid all taxes due thereon, including interest and penalties.

(e)          No warranty, representation, statement, or document furnished by Borrower in connection with the Loan contains any untrue statement of material fact, or omits to include any material fact necessary to make such representation, warranty, statement, or document not materially misleading.

5.          Account Relationship. During the term of the Loan, Borrower shall establish and maintain with Lender all of its business accounts.

6.          Revised Survey. Within thirty (30) days following the date of this Agreement, Borrower shall cause Leo Mills & Associates, Inc., to prepare and deliver to Lender a revised survey of the Property depicting all permanent improvements located on the Property. Borrower’s failure to timely deliver the revised survey shall constitute a default under the Loan Documents.

7.          Remedies Upon Default. Upon the occurrence of a default under the terms of the Consolidation Note or any of the Loan Documents, Lender shall have the following specific rights and remedies in addition to the rights and remedies under applicable law and under any Loan Document:

(a)     To exercise Lender’s right of set-off against any account, fund or property of any kind, tangible or intangible, belonging to Borrower which is in Lender’s possession or control.

(b)     To cure such default, with the result that all costs and expenses incurred or paid by Lender in effecting such cure shall be added to the principal balance of the Loan, shall bear interest at the Default Rate set forth in the Consolidation Note, and shall be immediately due and payable.

(c)     To obtain, at Borrower’s sole cost and expense, appraisals, environmental audits, surveys, inspection reports, and such other relevant information as Lender may desire or require in connection with the Property, in Lender’s sole discretion. Borrower agrees to pay the cost of same within fifteen (15) days after demand by Lender failing which all such amounts shall be added to the principal balance of the Loan, shall bear interest at the Default Rate set forth in the Consolidation Note, and shall be immediately due and payable.

8.          Binding Effect; Pronouns. This Agreement shall bind the successors and assigns of the parties, and may not be modified except in writing. As used herein, the singular shall include the plural and vice versa and reference to any gender shall include the other gender as the context requires or permits.

9.          Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida. The provisions of this Paragraph shall control over any contrary provision in the Loan Documents.

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10.          WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT TO CONSTRUE OR ENFORCE THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

11.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute a single Agreement.

12.          Conflicts. In the event of a conflict between this Agreement and any of the Loan Documents, this Agreement shall control.

WHEREFORE, the Borrower has caused this Agreement to be executed as of the date first above written.

“BORROWER”

MANASOTA GROUP, INC.

By:	/s/ M. Shannon Glasgow
M. Shannon Glasgow, Chairman of the Board of Directors

STATE OF FLORIDA

COUNTY OF MANATEE

The foregoing instrument was acknowledged before me this 8th day of July, 2011, by M. Shannon Glasgow, the Chairman of the Board of Directors of Manasota Group, Inc., on behalf of the corporation, who is personally known to me or has produced Fl. drivers license as identification and did not take an oath.

/s/ Robert W. Hendrickson, III
Notary Public
Notary Seal:

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Lot 1, ONECO HORIZON, a Subdivision according to the Map or Plat thereof as recorded in Plat Book 35, Page 193, of the Public Records of Manatee County, Florida.

LESS additional Right-of-Way described in Official Records Book 2345, Page 1137, of the Public Records of Manatee County, Florida.

EXHIBIT A